Exhibit 99.1

Interactive Brokers Group Reports Currency Translation Effects for Second Quarter 2010

GREENWICH, CT, July 2, 2010 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported the estimated effect of currency rate fluctuations during the second quarter of 2010.

We actively manage our global currency exposure by maintaining our equity in proportion to a defined basket of major currencies, which we refer to as the “GLOBAL”.  Roughly half of our equity is denominated in currencies other than U.S. dollars. As a result, the U.S. dollar’s strengthening relative to other key currencies during this quarter had a negative effect on our market making earnings, which are reported in U.S. dollars.

In summary, the estimated GLOBAL translation effects (unaudited, in $ millions) for the quarter were as follows:

Overall effect on equity of the change in the value of the GLOBAL relative to the U.S. dollar (see Note 1)	-$127

Portion due to the change in the net worth of IBKR’s foreign subsidiaries, expressed in U.S. dollars (see Note 2)	-$55

Expected effect of currency movements on reported earnings (see Note 3)	-$72

Note 1

Overall effect of the change in the value of the GLOBAL relative to the U.S. dollar (“USD”).

		3/31/2010		6/30/2010
	GLOBAL		GLOBAL in		GLOBAL in
	Composition	FX Rates	USD Equiv.	FX Rates	USD Equiv.
USD	0.55	1.0000	0.5500	1.0000	0.5500
EUR	0.24	1.3510	0.3242	1.2232	0.2936
GBP	0.03	1.5178	0.0455	1.4945	0.0448
JPY	10	0.0107	0.1070	0.0113	0.1131
AUD	0.03	0.9176	0.0275	0.8420	0.0253
CAD	0.04	0.9849	0.0394	0.9398	0.0376
Total GLOBALS, as reported in USD			1.0937		1.0644
% Change in GLOBALS, as reported in USD					-2.7%

3/31/2010 Total Equity of IBG LLC* in USD billions					$4.8
Total impact of GLOBALs as reported in USD millions					-$127

* IBG LLC is the holding company for the Group’s operating companies.

Note 2

Portion due to the change in the net worth of IBKR’s foreign subsidiaries, expressed in U.S. dollars, is displayed in the Statement of Financial Condition as Other Comprehensive Income (“OCI”), pursuant to U.S. GAAP. For each subsidiary, this is calculated as

Total equity of subsidiary at 3/31/2010 multiplied by the change in the exchange rate between USD and the subsidiary’s reporting currency for the period 3/31/2010 to 6/30/2010.

The calculation of estimated OCI for the Group’s principal foreign operating companies – Timber Hill Europe AG (“THE”), Timber Hill Canada Company (“THC”) and Timber Hill Australia Pty Limited (“THA”) – is as follows:

				Other
	THE	THC	THA	Companies	Total
Total IBG LLC Equity 20100331 (millions)	1,447	173	148
Reporting Currency	CHF	CAD	AUD
USD Exchange Rate 20100331	0.9484	0.9848	0.9176
USD Exchange Rate 20100630	0.9280	0.9398	0.8420
USD Exchange Rate change	(0.0204)	(0.0450)	(0.0756)
% change	-2.15%	-4.57%	-8.24%
Calculated OCI ($ millions)	-31	-8	-12	-4	-55

Note 3

Expected impact of currency movements on reported earnings is the remainder of the GLOBAL effect after subtracting the portion that will be reflected in the Statement of Financial Condition (see Note 2 above). This is calculated as follows (in $ millions):

Overall effect on equity of the change in the value of the GLOBAL relative to the U.S. dollar (see Note 1)	-$127

Less change in OCI (see Note 2)	-55

Equals expected effect of currency movements on reported earnings	-$72

Our Approach to Currency Exposure Management

As a result of our international market making activities and accumulated earnings in our foreign subsidiaries, our income and net worth is exposed to fluctuations in foreign exchange rates.  Our European operations and some of our Asian operations are conducted by our Swiss subsidiary, Timber Hill Europe AG (“THE”).  THE is regulated by the Swiss Financial Market Supervisory Authority as a securities dealer and its financial statements are presented in Swiss francs.  Accordingly, THE is exposed to certain foreign exchange risks as described below:

●
THE buys and sells futures contracts and securities denominated in various currencies and carries bank balances and borrows and lends such currencies in its regular course of business.  At the end of each accounting period THE’s assets and liabilities are translated into Swiss francs for presentation in its financial statements.  The resulting gains or losses are reported as translation gain or loss in THE’s income statement.  When we prepare our consolidated financial statements, THE’s Swiss franc balances are translated into U.S. dollars for U.S. GAAP purposes.  THE’s translation gains or losses appear as such on IBG, Inc.’s income statement, included in trading gains.

●
THE’s net worth is carried on THE’s books in Swiss francs in accordance with Swiss accounting standards.  At the end of each accounting period, THE’s net worth is translated at the then prevailing exchange rate into U.S. dollars and the resulting gain or loss is reported in our consolidated statement of financial condition as “other comprehensive income,” which is neither an income nor an expense item in our statement of income, in accordance with U.S. GAAP.

Historically, we have taken the approach of not hedging the above exposures, based on the notion that the cost of constantly hedging over the years would amount to more than the random impact of rate changes on our non-U.S. dollar balances.  For instance, an increase in the value of the Swiss franc would be unfavorable to the earnings of THE but would be counterbalanced to some extent by the fact that the yearly translation gain or loss into U.S. dollars is likely to move in the opposite direction.

In late 2005, we began to expand our market making systems to incorporate cash forex and forex options in order to hedge our currency exposure at little or no cost.  In 2006, we began hedging our currency exposure throughout the day on a continuous basis.  In connection with the development of our currency hedging strategy, we have determined to base our net worth in GLOBALs.  We define GLOBAL as consisting of 55 U.S. cents, 24 Euro cents, 10 Japanese yen, 3 British pence, 4 Canadian cents and 3 Australian cents.  With the growth of our international operations, we foresee including other currencies in our definition of the GLOBAL.  As our forex market making systems continue to develop, and as more exchanges trade more forex-based products electronically, we expect more trading volume to flow through this system and, accordingly, we expect to be able to manage the risks in forex in the same low cost manner as we currently manage the risks of our market making in equity-based products.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company’s corporate web site, www.interactivebrokers.com/ir

About Interactive Brokers Group, Inc.:

Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM. Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.